EXHIBIT 32

18 U.S.C. SECTION 1350 CERTIFICATION

NEOGEN CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Neogen Corporation (the “Company”) for the period ended August 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James L. Herbert, as Chief Executive Officer of the Company and I, Richard R. Current, as Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 8, 2009

/S/ JAMES L. HERBERT
James L. Herbert
Chief Executive Officer

/S/ RICHARD R. CURRENT
Richard R. Current
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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